SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_______________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): May 11, 2015

AXIM BIOTECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-54296	27-4092986
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

18 E 50th St 5th Floor, New York, NY	10022
(Address of principal executive offices)	(Zip Code)

(212) 751-0001
(Registrant’s telephone number, including area code)

(Former name if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On May 11, 2015, Axim Biotechnologies, Inc. (the “Company”) acquired the rights to a 50 year, worldwide, exclusive intellectual property licensing agreement (“Agreement”) with CanChew Biotechnologies, LLC (“CanChew”), which will enable the Company to further develop and produce CanChew® gum, a unique, patented controlled-release cannabinoid-infused chewing gum.

As compensation under the Agreement, CanChew will receive 5,826,706 restricted shares of the Company’s common stock and a royalty fee of approximately 2-3% of all gross sales derived from products produced under the Agreement.

So long as the Company is in compliance with the Agreement, the Company has the option to purchase the licensed intellectual property after 5 years at a purchase price equal to fifty percent (50%) of the annual royalty fee paid by the Company during the preceding two (2) years.

The information contained in Item 2.01 is incorporated herein by reference.

Item 2.01.  Completion of Acquisition or Disposition of Assets.

On May 11, 2015, the Company acquired the rights to a 50 year, worldwide, exclusive intellectual property licensing agreement with CanChew Biotechnologies, LLC.

Pursuant to the Agreement, the Company will issue 5,826,706 restricted shares of the Company’s common stock and will pay a royalty fee of approximately 2-3% of all gross sales derived from products produced under the Agreement.  So long as the Company is in compliance with the Agreement, the Company has the option to purchase the licensed intellectual property after 5 years at a purchase price equal to fifty percent (50%) of the annual royalty fee paid by the Company.

The foregoing description of the Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by reference to, Agreement.

The Company has considered the guidance pursuant to Rule 11-01(d) of Regulation S-X and related interpretations and has concluded the acquisition of the license is an asset and not a business.

The accompanying unaudited pro forma condensed consolidated financial statements give effect to the acquisition of the Asset.

Item 7.01. Regulation FD Disclosure

On May 14, 2015, AXIM Biotechnologies, Inc. issued a press release announcing that it had acquired the rights to a license agreement with CanChew Biotechnologies, LLC.  The press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

The information set forth under this Item 7.01, including Exhibit 99.1, is being furnished and, as a result, such information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such Section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits

(a) Financial Statements of Business Acquired

None

(b) Pro Forma Financial Statements.

The unaudited pro forma financial statement of Axim Biotechnologies, Inc. as of December 31, 2014 giving effect to the acquisition of asset are filed as Exhibit 99.2 to this report.

(d) Exhibits

99.1           Press Release

99.2           Unaudited pro forma consolidated balance sheet of Axim Biotechnologies, Inc. as of December 31, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AXIM BIOTECHNOLOGIES, INC.

Dated: May 14, 2015	By:	/s/ Dr. George E. Anastassov
Name: Dr. George E. Anastassov
Chief Executive Officer